                                                                      EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                            BASIC     DILUTED
                                                          ---------- ----------
                                                              QUARTER ENDED
                                                             MARCH 31, 1999
                                                          ---------------------
Weighted average shares outstanding...................... 15,307,852 15,307,852
Dilutive effect of stock performance plans...............               610,825
                                                          ---------- ----------
                                                          15,307,852 15,918,677
                                                          ---------- ----------
Net income............................................... $    4,455 $    4,455
Earnings per share....................................... $     0.29 $     0.28
                                                            BASIC     DILUTED
                                                          ---------- ----------
                                                              QUARTER ENDED
                                                             MARCH 31, 2000
                                                          ---------------------
Weighted average shares outstanding...................... 15,636,474 15,636,474
Dilutive effect of stock performance plans...............               645,295
                                                          ---------- ----------
                                                          15,636,474 16,281,769
                                                          ---------- ----------
Net income............................................... $    7,112 $    7,112
Earnings per share....................................... $     0.45 $     0.44
                                                            BASIC     DILUTED
                                                          ---------- ----------
                                                            NINE MONTHS ENDED
                                                             MARCH 31, 1999
                                                          ---------------------
Weighted average shares outstanding...................... 15,293,067 15,293,067
Dilutive effect of stock performance plans...............               440,950
                                                          ---------- ----------
                                                          15,293,067 15,734,017
                                                          ---------- ----------
Net income............................................... $   10,862 $   10,862
Earnings per share....................................... $     0.71 $     0.69
                                                            BASIC     DILUTED
                                                          ---------- ----------
                                                            NINE MONTHS ENDED
                                                             MARCH 31, 2000
                                                          ---------------------
Weighted average shares outstanding...................... 15,493,481 15,493,481
Dilutive effect of stock performance plans...............               649,855
                                                          ---------- ----------
                                                          15,493,481 16,143,336
                                                          ---------- ----------
Net income............................................... $   18,001 $   18,001
Earnings per share....................................... $     1.16 $     1.12

   At March 31, 2000, we had outstanding anti-dilutive commitments under our stock performance plans covering 52,627 shares.

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